Exhibit 2.4

    List of Exhibits and Schedules Omitted from the Asset Purchase Agreement
                        Referenced in Exhibit 2.4 Hereof

         Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the Stallings Asset Purchase Agreement, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

EXHIBITS

A        Form of Seller Leases
B        Form of Affiliate Subleases
C        Form of Third Party Subleases
D        Form of Consignment Lease
E        Form of General Booth Lease Assignment
F        Form of "Zip Mart" License Agreement

SCHEDULES

1.1      The Business Locations
2.1(f)   Contracts
2.3      Seller's Unamortized Liabilities
2.5      New Warehoused Equipment
2.7      Price Allocation
3.2 Terms for Seller Leases and Affiliate and Third Party Subleases and Consignment Leases
5.4      Actions
5.5      Approvals
5.6      Compliance with Laws Generally
5.7      Seller's Financial Statements
5.8      Certain Changes
5.9      Exceptions to Title
5.11(a)  Seller Real Property and Consignment Leased Stores
5.11(b)  Affiliate Real Property
5.11(c)  Third Party Real Property
5.11(e) Options or Rights of First Refusal Relating to Real Property 5.11(g) Condemnation Proceedings
5.11(i)  Flood Hazard Area
5.11(j)  Tax Lots
5.12(a)  Third Party Leases
5.12(c)  Third Party Lease Assignments and Subleases Requiring Approval
5.14     Contract Assignments Requiring Approval
5.15     Employment Matters
5.16(b)  Compliance with Environmental Laws
5.16(g)  Commercial Underground Storage Tanks
5.18     Seller Equipment and Third Party Equipment
5.21     Tax Audits
5.24     Affiliate Transactions
5.25(a)  Employee Benefit Plans
5.25(b)  Other Plans
6.8      Purchaser's Financial Statements
6.9      Purchaser's Compliance With Laws
6.10     Purchaser's Tax Matters
9.4      Approval Exceptions
9.5      Purchase Price Adjustments
9.6      Mortgagees and Their Interests
11.2     Exceptions to Non-Compete
11.3(a)  Identified Pre-Closing Releases